Exhibit 2.1
AMENDMENT NO. 3 TO AGREEMENT AND PLAN OF MERGER
This Amendment No. 3, dated July 7, 2024 (this “Amendment”), to the Merger Agreement (as defined below) is by and among Vista Outdoor Inc., a Delaware corporation (“Company”), Revelyst, Inc., a Delaware corporation and a direct wholly owned subsidiary of Company (“Outdoor Products”), CSG Elevate II Inc., a Delaware corporation (“Parent”), CSG Elevate III Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and Czechoslovak Group a.s., a joint stock company incorporated under the laws of the Czech Republic (“CSG” and, together with Company, Outdoor Products, Parent and Merger Sub, the “Parties”).
Each capitalized term used and not defined herein has the meaning set forth in the Merger Agreement.
WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger, dated October 15, 2023, as amended on May 27, 2024 and June 23, 2024 (the “Merger Agreement”).
WHEREAS, the Merger Agreement currently contemplates (i) a Base Purchase Price of $2,000,000,000 and (ii) that the Merger Consideration is comprised of (A) one fully paid and non-assessable share of Outdoor Products Common Stock and (B) $18.00 (such cash amount, the “Cash Consideration”).
WHEREAS, CSG has agreed to increase the Base Purchase Price from $2,000,000,000 to $2,100,000,000.
WHEREAS, the Parties wish to increase the amount of the Cash Consideration from $18.00 to $21.00.
WHEREAS, Section 8.04 of the Merger Agreement provides that any amendment to the Merger Agreement shall be valid only if set forth in an instrument in writing signed on behalf of each of the Parties.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.Section 2.01(c)(ii) of the Merger Agreement is hereby amended by replacing the reference to “$18.00” with a reference to “$21.00”.
2.Section 9.03 of the Merger Agreement is hereby amended by replacing the existing defined term “Base Purchase Price” with the following definition:
“Base Purchase Price” means $2,100,000,000.
3.Sections 9.05, 9.08, 9.10(a), 9.13(a) and 9.13(c) of the Merger Agreement shall apply to this Amendment, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first written above.

VISTA OUTDOOR INC.

By:
/s/ Jason Vanderbrink
Name: Jason Vanderbrink
Title: Co-Chief Executive Officer

By:
/s/ Eric Nyman
Name: Eric Nyman
Title: Co-Chief Executive Officer

REVELYST, INC.

By:
/s/ Eric Nyman
Name: Eric Nyman
Title: Chief Executive Officer

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]

CSG ELEVATE II INC.

By:
/s/ Ladislav Štorek
Name: Ladislav Štorek
Title: Officer

CSG ELEVATE III INC.

By:
/s/ Ladislav Štorek
Name: Ladislav Štorek
Title: Officer

CZECHOSLOVAK GROUP a.s.

By:
/s/ Ladislav Štorek
Name: Ladislav Štorek
Title: Vice-Chairman of the Board

By:
/s/ Zdeněk Jurák
Name: Zdeněk Jurák
Title: Member of the Board

[Signature Page to Amendment No. 3 to Agreement and Plan of Merger]